Exhibit 10.3

LEASE AGREEMENT

This Lease Agreement (the “Agreement”) is entered into as of the 9th day of February, 2005 (the “Effective Date”), by and between La Porte Apothecary Inc. d.b.a. Lava Rock Apothecary, Inc. (the “Owner”) located at 2925 West T.C. Jester, Suite 2B, Houston, Texas 77054 and Rx Fulfillment Services, Inc. (the “Company”) located at 9100 Southwest Freeway, Suite 130A, Houston, Texas 77074.  The purpose of this Agreement is to express the terms upon which the Owner will grant the Company a license for the right to use of the Owner’s name and business model to operate a “Class A Pharmacy” to fill all prescriptions as a sub-contractor. (the “Company”)

Term of License:  This Agreement shall begin on the Effective Date and continue thereafter for sixty (60) consecutive months and shall automatically renew on the same terms and conditions for an additional sixty (60) months unless the Company gives Owner written notice of Company’s intention not to renew the Agreement at least sixty (60) days prior to the expiration of the sixty (60) month term.  Owner and Company may terminate this lease prior to the end of term upon written mutual written agreement.

Owner/Lessor:

Company/Lessee:

La Porte Apothecary, Inc.

Rx Fulfillment Services, Inc.

             d.b.a. Lava Rock Apothecary, Inc.

Signature:__//s// James Hills_____

Signature: //s// Daryl Webster_

Date:___2/09/05__________

Date:__2/09/05_____________